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                                                                    EXHIBIT 23.1


           CONSENT OF FRANK, RIMERMAN & CO. LLP, INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the inclusion of our report dated March 22, 2002 with respect to the financial statements of Purple Ray, Inc. in this Current Report on Form 8K/A dated April 26, 2002.

                                       /s/ FRANK, RIMERMAN & CO. LLP


Menlo Park, California
April 26, 2002